SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                         Date of Report: March 14, 2006

                         Corgenix Medical Corporation
            (Exact Name of registrant as specified in its charter)

         Nevada                  000-24541                  93-1223466
     (State or other       Commission File Number)       (I.R.S. Employer
      jurisdiction                                     Identification No.)
    of incorporation)     (

                               12061 Tejon Street
                           Westminster, Colorado 80234
          (Address, including zip code, of principal executive offices)

                                (303) 457-4345 (Registrant's telephone number
             including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
_ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
_ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01  Entry Into a Material Definitive Agreement

On February 8, 2006, Corgenix Medical Corporation (the "Company") entered into a Lease Agreement (the "Lease") with York County, LLC, a California limited liability company ("Landlord") pursuant to which the Company will lease approximately 32,000 rentable square feet (the "Property") of Landlord's approximately 102,400 square foot building, commonly known as Broomfield One and located at 11575 Main Street, Broomfield, Colorado 80020. The Property is part of Landlord's multi-tenant real property development known as the Broomfield Corporate Center. The Company will use the Property for its headquarters, laboratory research and development facilities and production facilities.

The term of the Lease (the "Term") is seven years and five months and is anticipated to begin on April 1, 2006. The Company has the option to extend the original Term of the Lease for two periods of five years each (each, an "Extension Period"), for a potential total of a ten year lease extension. Thereafter, the Company has no further right to extend the Term of the Lease.

There is no base rent payable for the first five months of the Lease, from April 1, 2006 through August 31, 2006, will be $1.61 per square foot. For the following seven months, from September 1, 2006 through March 31, 2007, the base rent under the Lease will be $4.00 per square foot. The base rent for the five-month period from April 1, 2007 through August 31, 2007 will be $4.00 per square foot, and thereafter the base rent will increase incrementally on an annual basis from $5.64 per square foot for the period from September 1, 2007 through August 31, 2008 to a maximum of $7.93 per square foot for the final year of the original Term of the Lease, from September 1, 2011 through August 31, 2012.

In the event that the Company exercises its option to extend the original Term of the Lease, the base rent during any Extension Period will be equal to the then prevailing market rental rate for the Property, but in no event less than the base rent for the last month of the then current Lease Term. The base rent shall then increase annually by three percent per year for the remainder of the applicable Extension Period.

ITEM 9.01  Financial Statements and Exhibits

a) Not applicable

b) Not applicable

c) Exhibits:

           None




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Safe Harbor Statement

Statements in this report that are not strictly historical facts are "forward looking" statements (identified by the words "believe", "estimate", "project", "expect" or similar expressions) within the meaning of the Private Securities Litigation Reform Act of 1995. These statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, bus are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, changes in the regulatory environment, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. The statements in this report are made as of today, based upon information currently known to management, and the Company does not undertake any obligation to publicly update or revise any forward-looking statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CORGENIX MEDICAL CORPORATION



Date:  March 14, 2006                  By: /s/ Douglass T. Simpson
                                       ---------------------------
                                       Douglass T. Simpson
                                       President and Chief Executive
                                       Officer